Exhibit 10.1
REGULATION S SUBSCRIPTION AGREEMENT
ORIGIN TEA INC.

2,500 Shares of Common Stock

This Regulation S Subscription Agreement (this “Agreement”) is submitted to Origin Tea Inc., a Nevada corporation (the “Company”), by the purchaser identified on Schedule A (the “Purchaser”). The Purchaser confirms the subscription commitment and funding described in Schedule A and offers to purchase 2,500 shares of the Company’s common stock (the “Shares”), subject to written acceptance by the Company.

1. Offering; Subscription; Prior Funding

The Company authorized a private placement of up to 500,000 shares of its common stock at a stated offering price of US$6.00 per share, with a fixed RMB subscription and settlement price of RMB 40.00 per share for subscriptions funded in Renminbi. The Offering was closed to new subscription commitments after August 31, 2026. Each standard subscription consists of 2,500 Shares for total subscription consideration of RMB 100,000.

The Purchaser represents that, on the Funding Date specified in Schedule A and no later than August 31, 2026, the Purchaser, or an approved third-party remitter identified in Schedule D, transmitted RMB 100,000 in connection with the Offering to Hainan Baisha Yuanwu Yayun Tea Co., Ltd. (海南白沙源物雅韵茶叶有限公司) (“Baisha Yuanwu”), the Company’s indirect wholly owned PRC subsidiary designated by the Board solely as the Company’s collection agent for RMB subscription funds. Payment to Baisha Yuanwu for the account of the Company constitutes delivery of the subscription funds to the Company for purposes of this Agreement, subject to Company acceptance or refund.

The Purchaser acknowledges that the prior remittance was made in anticipation of the subscription, remained pending and refundable before Company acceptance, and did not by itself constitute Company acceptance, issuance of any Share, or admission of the Purchaser as a stockholder. The Company may reject the subscription before acceptance, in which case the subscription funds shall be returned to the remitting account, without interest, less unavoidable bank charges if any.

2. Acceptance; Closing; Issuance

This Agreement is not binding on the Company until it is countersigned by Xiangying Meng or another duly authorized officer on behalf of the Company. The closing of this subscription (the “Closing”) occurs only after the Company has: (a) received this completed Agreement and requested identity and compliance documentation; (b) verified the Purchaser’s subscription funds and funding information; (c) reasonably determined that the offer and sale satisfy Regulation S; and (d) accepted the subscription.

At Closing, the Company shall cause 2,500 Shares to be issued to the Purchaser in restricted book-entry form through the Company’s transfer agent or stock ledger. The Shares shall be validly issued, fully paid and nonassessable when issued in accordance with the Board resolutions and this Agreement. No certificate or book-entry statement shall be interpreted to remove any restriction described in this Agreement or applicable law.

3. Purchaser Representations, Warranties and Covenants

3.1. The Purchaser is not a “U.S. person” as defined in Rule 902(k) of Regulation S, and the Purchaser was outside the United States when the investment decision and buy order/subscription instruction were made and when this Agreement was executed.

3.2. The Purchaser is acquiring the Shares for the Purchaser’s own account and not for the account or benefit of any U.S. person. No undisclosed U.S. person has any direct or indirect beneficial interest in the subscription.
3.3. The offer and sale are offshore transactions. The Purchaser has not been solicited through directed selling efforts in the United States and has not entered into any arrangement designed to evade the registration requirements of the Securities Act.
3.4.  The Purchaser understands that the Shares have not been registered under the Securities Act or state securities laws and are restricted securities. The Purchaser will not offer, sell, assign, pledge, hedge or otherwise transfer the Shares except in compliance with Regulation S, pursuant to an effective registration statement, or pursuant to another available exemption from registration.
3.5.  During the applicable Regulation S distribution compliance period, the Purchaser will comply with the purchaser certification, notice, resale and hedging restrictions applicable to Category 3 equity securities of a U.S. reporting issuer. The Purchaser understands that expiration of that period does not itself make the Shares freely tradable.
3.6.  The Purchaser understands that the Company has previously been identified as a shell company and that Rule 144(i), current-public-information requirements, holding periods and other legal conditions may restrict or delay resale or legend removal. The Company makes no representation that Rule 144 will be available on any particular date.
3.7. The Purchaser has sufficient knowledge and experience to evaluate the merits and risks of the investment, has reviewed information made available by the Company, has had the opportunity to ask questions, can bear the complete loss of the subscription amount, and is not relying on any promise of liquidity, market value, dividend, listing, quotation or future financing, except for the express contractual registration rights set forth in Section 5 of this Agreement.
3.8. The Purchaser has full legal capacity and authority to enter into this Agreement. If the Purchaser is an entity, it is duly organized, its signatory is duly authorized, and the Purchaser shall complete Schedule B and provide the entity and beneficial ownership information and supporting documentation reasonably requested by the Company.
3.9.  The subscription funds and the Purchaser’s wealth are derived from lawful activity. The Purchaser, each beneficial owner and the remitting account holder are not persons with whom the Company is prohibited from dealing under applicable sanctions, anti-money-laundering or other laws. The Purchaser will provide supporting documentation reasonably requested by the Company.
3.10.  All information supplied by the Purchaser in Schedule A and related diligence materials is accurate, complete and not misleading in any material respect, and the Purchaser will promptly notify the Company of any material change before Closing.
3.11.  The Purchaser is responsible for compliance with applicable securities, foreign-exchange, tax and other laws of the Purchaser’s jurisdiction. The Company has not provided foreign-law or tax advice to the Purchaser.
3.12. The Purchaser has not retained or authorized any broker, dealer, finder or placement agent who may claim compensation from the Company in connection with this subscription, except as separately disclosed in writing to and approved by the Company.

4. Company Representations and Covenants

4.1.  The Company is a Nevada corporation and the Board has authorized the Offering and the issuance of the Shares subject to the terms of this Agreement.
4.2.  Baisha Yuanwu has been designated by the Board as the Company’s collection agent for RMB subscription funds for this Offering. No ownership interest in Baisha Yuanwu is being offered or issued under this Agreement.
4.3.  The Company and persons acting on its behalf shall not make directed selling efforts in the United States in connection with the Offering and shall implement the offering restrictions required by Regulation S.
4.4. The Company shall maintain appropriate restrictive legends and stop-transfer instructions and may refuse to register any transfer that does not comply with applicable securities laws and the terms of this Agreement.

5. Registration Rights

5.1 Filing of Resale Registration Statement. The Company shall promptly commence preparation following the Closing and, as soon as reasonably practicable thereafter, prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1, or such other appropriate registration form as may then be available to the Company (the “Resale Registration Statement”), covering the resale by the Purchaser and the other accepted purchasers in the Offering of all Shares issued in the Offering that constitute Registrable Securities. The Company shall not unreasonably delay the filing and shall use commercially reasonable efforts to respond to SEC comments and to cause the Resale Registration Statement to be declared effective as soon as reasonably practicable after filing. The parties acknowledge that the timing of filing and effectiveness may depend on completion of required financial statements and audits, SEC review, legal and accounting requirements, and other matters outside the Company’s reasonable control.
5.2 Registrable Securities. “Registrable Securities” means the Shares issued to the Purchaser pursuant to this Agreement, and any shares issued or issuable with respect to such Shares by reason of a stock split, stock dividend, recapitalization or similar transaction, for so long as such securities are held by the Purchaser or a permitted transferee and have not (a) been sold pursuant to an effective registration statement, (b) been sold pursuant to Rule 144 or another exemption in a transaction after which the securities are no longer restricted, or (c) otherwise become freely transferable without registration under the Securities Act as determined by the Company in good faith upon advice of securities counsel.
5.3 Maintenance and Amendments. Following effectiveness, the Company shall use commercially reasonable efforts to keep the Resale Registration Statement effective and the related prospectus current and usable for resales of the Registrable Securities until no Registrable Securities remain. The Company shall file such amendments, post-effective amendments and prospectus supplements as are reasonably necessary for that purpose and shall take such other actions as are reasonably necessary to permit lawful resale under the Resale Registration Statement.
5.4 Purchaser Cooperation. As a condition to being named as a selling stockholder and using the Resale Registration Statement, the Purchaser shall timely provide all information, questionnaires, certifications and updates reasonably requested by the Company or its counsel, including information concerning beneficial ownership, broker-dealer or affiliate status, plan of distribution and the Shares proposed to be registered. The Company may omit the Purchaser from the initial filing or temporarily suspend the Purchaser’s use of the prospectus if required information has not been timely provided, without constituting a breach of this Section, provided the Company uses commercially reasonable efforts to include the Purchaser promptly after the required information is received.
5.5 Registration Expenses. The Company shall bear the SEC registration and filing fees and the reasonable fees and expenses of the Company’s legal counsel, independent accountants and other professionals incurred in preparing, filing and maintaining the Resale Registration Statement. The Purchaser shall bear all brokerage commissions, underwriting or selling discounts, transfer taxes, and the fees and expenses of any separate legal or other adviser engaged by the Purchaser in connection with any resale.
5.6 Suspension of Use. The Company may require the Purchaser to suspend use of the prospectus for the shortest period reasonably practicable when use of the prospectus would violate applicable law, when an SEC stop order or similar proceeding is pending, when the prospectus requires a material amendment or supplement, or when the Board determines in good faith that disclosure of material nonpublic information at that time would be materially detrimental to the Company. The Company shall notify affected purchasers when use may resume, subject to applicable law and confidentiality obligations.

5.7 Registration Indemnification. To the extent permitted by law, the Company shall indemnify the Purchaser against liabilities under the Securities Act arising from any material misstatement or omission in the Resale Registration Statement or related prospectus, except to the extent arising from information furnished in writing by or on behalf of the Purchaser specifically for inclusion therein or from the Purchaser’s unlawful use of a prospectus after notice of suspension. The Purchaser shall indemnify the Company and its directors, officers and controlling persons against such liabilities to the extent arising from written information supplied by the Purchaser specifically for inclusion in the registration statement or prospectus; provided that the Purchaser’s aggregate liability under this sentence shall not exceed the net proceeds actually received by the Purchaser from the sale of Registrable Securities giving rise to the liability, except in the case of fraud or willful misconduct.
5.8 No Guarantee of Effectiveness or Market. The registration rights in this Section are contractual obligations to use the efforts expressly stated above and do not constitute a guarantee that the SEC will declare the Resale Registration Statement effective by any particular date, that any market for the Shares will exist, or that any resale can be completed at any particular price or time. Until a resale is made pursuant to an effective registration statement or an available exemption, the Shares remain subject to the transfer restrictions in this Agreement and applicable law.

6. Transfer Restrictions; Legend

Because the Company is a U.S. reporting issuer, the Company intends to treat the Shares as Category 3 equity securities under Regulation S and to apply the applicable six-month distribution compliance period beginning at completion of the Offering, subject to confirmation under applicable law. For this coordinated Offering, the Company currently expects the distribution compliance period to run through May 4, 2027. Any longer restriction applicable under the Securities Act, Rule 144, Rule 144(i), state law, the Company’s governing documents or transfer-agent procedures remains in effect notwithstanding the expiration of that Regulation S period.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. THE ISSUER MAY REQUIRE CERTIFICATIONS, SUPPORTING DOCUMENTATION AND AN OPINION OF COUNSEL BEFORE REGISTERING A TRANSFER OR REMOVING ANY RESTRICTION.

7. Indemnification; Survival

The Purchaser shall indemnify and hold harmless the Company and its directors, officers, employees and agents from losses, liabilities, claims, damages and reasonable costs arising from a material breach of the Purchaser’s representations, warranties or covenants; materially false, misleading or incomplete information supplied by or for the Purchaser; or a claim for brokerage, finder or similar compensation arising through the Purchaser. This provision is limited to amounts legally recoverable and does not waive any non-waivable right under applicable securities law. The representations, warranties, covenants and transfer restrictions survive Closing.

8. Miscellaneous

This Agreement, including Schedules A, B (if applicable), C and D (if applicable) and any written supplement signed by both parties, constitutes the entire agreement concerning this subscription and supersedes prior discussions concerning the subscription, but it does not alter the historical Funding Date or the fact that funds were transmitted before Company acceptance. Any amendment or waiver must be in writing signed by the Company and the Purchaser. The Purchaser may not assign this Agreement or any right to receive Shares without the Company’s prior written consent; however, after issuance of the Shares, the registration rights in Section 5 may pass with a permitted transfer of Registrable Securities if the transferee is legally eligible to hold and resell the securities, agrees in writing to be bound by the applicable provisions of this Agreement, and provides the Company the information reasonably required for registration. Nevada law governs without regard to conflict-of-law principles. Counterparts and electronic signatures are effective. No Company counsel represents the Purchaser, and nothing in this Agreement limits any non-waivable right or remedy under applicable securities law.

SCHEDULE A SUBSCRIPTION INFORMATION AND SIGNATURES
Full legal name of Purchaser
Individual or entity; entity type/jurisdiction
Residential/registered office address
Country of residence/organization
Nationality (if individual)
Email
Telephone
Government ID / registration no. (last four digits only)
Number of Shares	2,500
Subscription consideration	RMB 100,000
Approved RMB price per Share	RMB 40.00
Stated offering price per Share	US$6.00
Funding Date (actual date funds were transmitted)	___________________________
Date funds cleared (if different)	___________________________
Remitting account holder (if different from Purchaser, complete Schedule D)
Remitting bank and country
Authorized fund receiver	Hainan Baisha Yuanwu Yayun Tea Co., Ltd. (海南白沙源物雅韵茶叶有限公司)
City and country where Purchaser signed

Purchaser Certification and Signature
The Purchaser certifies that this Agreement, Schedule A, Schedule B (if applicable), and Schedule D (if applicable), are complete and accurate, adopts all representations, warranties and covenants in the Agreement, confirms that the Funding Date stated above occurred on or before August 31, 2026, confirms that the prior remittance remained subject to Company acceptance or refund until Closing, and requests that the Company include the Purchaser’s Registrable Securities in the Resale Registration Statement contemplated by Section 5, subject to the Purchaser’s timely completion of any selling-stockholder questionnaire or other information request.
Signature	____________________________
Printed Name	____________________________
Capacity/Title, if applicable	____________________________
Investor Execution Date
City/Country of Signature	____________________________

COMPANY ACCEPTANCE
The Company hereby accepts the subscription described above and confirms the Closing on the terms of this Agreement.
Shares Accepted	2,500
Subscription Consideration Accepted	RMB 100,000
Company Acceptance and Closing Date	November 4, 2026
Expected Regulation S Distribution Compliance Period End	May 4, 2027, subject to applicable law and any longer restriction
For the Company	Origin Tea Inc.
By	____________________________
Name / Title	Xiangying Meng / Chairman of the Board, Chief Executive Officer and Chief Financial Officer

SCHEDULE B
ENTITY PURCHASER AND BENEFICIAL OWNERSHIP INFORMATION

Complete this Schedule only if the Purchaser is an entity.
Full legal name of entity Purchaser
Entity type and jurisdiction of organization
Registration / organization number
Authorized signatory and title

Identify each natural person who directly or indirectly owns or controls 25% or more of the entity and each natural person who otherwise exercises control. If no natural person owns 25% or more, identify at least one senior control person.
Full Legal Name	% Ownership / Control	Nationality	Residential Address	Capacity / Basis of Control

Upon request, the entity Purchaser shall provide reasonable evidence of formation, signatory authority, identity of beneficial owners/control persons and applicable tax documentation.
Signature	__________________________________________
Name	__________________________________
Capacity	Authorized Signatory for Entity Purchaser
Actual date signed	____________________________________

SCHEDULE C
PAYMENT / WIRING INSTRUCTIONS
[OMITTED]
Schedule C contains payment and wiring instructions. It has been omitted pursuant to Item 601(a)(5) of Regulation S-K because the omitted schedule does not contain information material to an investment or voting decision and is not otherwise disclosed in this exhibit. The Company agrees to furnish a copy of the omitted schedule to the Securities and Exchange Commission upon request.

SCHEDULE D

THIRD-PARTY REMITTER CERTIFICATION AND PAYMENT AUTHORIZATION

Complete this Schedule only if any portion of the subscription consideration was transmitted from an account not held in the Purchaser’s name. This Schedule forms part of this Agreement. A separate Schedule D must be completed for each Purchaser and each third-party remitter. If one remitter paid on behalf of more than one Purchaser, a separate Schedule D must be completed for each Purchaser.

Purchaser legal name
Third-party remitter legal name
Remitter type	☐ Individual ☐ Entity
Remitter residential / registered office address
Country of residence / organization
Nationality / jurisdiction of organization
Government ID / registration no. (last four digits only)
Relationship between remitter and Purchaser
Reason / basis for third-party payment
Amount remitted for this Purchaser	RMB 100,000
Funding Date
Date funds cleared (if different)
Remitting bank and country
Bank transaction / payment reference

PAYMENT BASIS / ECONOMIC ARRANGEMENT

Check the applicable basis. If the payment creates any repayment, reimbursement or other economic obligation, describe the material terms below and attach supporting documentation if requested by the Company.
☐ Gift / family payment
☐ Loan or advance to Purchaser
☐ Payment by affiliate / related entity
☐ Authorized payment agent solely for remittance
☐ Business or contractual settlement on behalf of Purchaser
☐ Other (describe)

PURCHASER AND REMITTER CERTIFICATIONS
1.
The Purchaser is the sole purchaser of the Shares and, except as fully disclosed in this Schedule D, is the sole person for whose account or benefit the Shares are being acquired. The remitter does not acquire any Shares, registration rights, voting rights, investment power, disposition power, right to sale proceeds or other direct or indirect beneficial interest in the Shares solely by reason of making the payment.
2.
The third-party payment is made solely on behalf of the Purchaser and is not a subscription by the remitter. Except for any bona fide repayment or reimbursement obligation fully disclosed in this Schedule D, the remitter has no agreement or understanding to direct the voting, disposition or resale of the Shares.
3.
Neither the Purchaser nor the remitter is using the payment arrangement to evade the registration requirements of the Securities Act. The Purchaser’s Regulation S representations in this Agreement remain true, including that the Purchaser is not a U.S. person and is not acquiring the Shares for the account or benefit of any U.S. person.
4.
The remitted funds are derived from lawful activity and are owned or lawfully controlled by the remitter. The payment is not funded, reimbursed, guaranteed or financed, directly or indirectly, by the Company, Baisha Yuanwu, any other Company affiliate, any officer or director of the Company, or any undisclosed promoter, broker, dealer, finder or placement agent.
5.
The Purchaser and remitter have fully disclosed their relationship and the economic basis for the payment, including any loan, gift, advance, agency arrangement, repayment obligation, reimbursement right or other agreement relating to the funds. No undisclosed person has a beneficial interest in the subscription or the Shares.
6.
The remitter, and if the remitter is an entity each beneficial owner and control person, is not a person with whom the Company is prohibited from dealing under applicable sanctions, anti-money-laundering or other laws. The remitter will provide identity, source-of-funds, beneficial ownership and supporting documents reasonably requested by the Company or its advisers.
7.
The remitter has not acted as a broker, dealer, finder or placement agent in connection with the Offering and will not receive any commission, transaction-based compensation or other consideration from the Company or its affiliates in connection with this subscription.
8.
If the remitter is a U.S. person, is organized or resident in the United States, or used a U.S. bank account, that fact has been fully disclosed to the Company. Such fact does not give the remitter any direct or indirect beneficial interest in the Shares, and the Company may require additional information or legal review before accepting the subscription.

9.
The Purchaser and remitter authorize the Company and its counsel, auditors, transfer agent and other advisers to retain this Schedule D and related supporting documentation and to provide them, to the extent reasonably necessary, to the SEC, FINRA, a market maker, a quotation venue, a bank, a governmental authority or other regulatory or compliance reviewer.
10.
All information in this Schedule D and related supporting documentation is true, complete and not misleading in any material respect. The Purchaser and remitter will promptly notify the Company of any material correction before Closing.

ENTITY REMITTER BENEFICIAL OWNERSHIP INFORMATION
Complete only if the remitter is an entity. Identify each natural person who directly or indirectly owns or controls 25% or more of the remitter and each natural person who otherwise exercises control. If no natural person owns 25% or more, identify at least one senior control person.

Full Legal Name	% Ownership / Control	Nationality	Residential Address	Capacity / Basis of Control

Upon request, the remitter shall provide reasonable evidence of formation, signatory authority, identity of beneficial owners/control persons, bank-account ownership, source of funds and any agreement underlying the payment.

SIGNATURES
PURCHASER
Signature	__________________________________________
Printed Name / Authorized Signatory	__________________________________________
Actual Date Signed	__________________________________________
THIRD-PARTY REMITTER
Signature	__________________________________________
Printed Name / Authorized Signatory and Title	__________________________________________
Actual Date Signed	__________________________________________

COMPANY APPROVAL. The Company’s execution of the Company Acceptance in Schedule A constitutes the Company’s approval of any completed Schedule D attached to this Agreement, subject to the Company’s compliance review. Such approval recognizes the identified remitter solely as the source of payment on behalf of the Purchaser and does not recognize the remitter as a purchaser, stockholder or beneficial owner of the Shares.